Exhibit 99.1

Janus Henderson Group plc Reports Third Quarter 2021 Diluted EPS of US$1.14,

or US$1.16 on an Adjusted Basis

●	Solid investment performance, with 72%, 64%, 67% and 86% of assets under management (‘AUM’) outperforming relevant benchmarks on a one-, three-, five- and 10-year basis, respectively, as at 30 September 2021
●	Third quarter 2021 operating income was US$248.3 million; third quarter 2021 adjusted operating income of US$253.0 million increased 56% compared to the same period a year ago
●	AUM of US$419.3 billion decreased 2% compared to the prior quarter, primarily due to net outflows of US$(5.2) billion which were concentrated in Quantitative Equities
●	Completed US$75.0 million of share buybacks during the third quarter
●	Board declared quarterly dividend of US$0.38 per share

LONDON — Janus Henderson Group plc (NYSE/ASX: JHG; ‘JHG’, ‘the Group’) published its third quarter 2021 results for the period ended 30 September 2021.

Third quarter 2021 operating income was US$248.3 million compared to US$225.0 million in the second quarter 2021 and US$156.5 million in the third quarter 2020. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$253.0 million in the third quarter 2021 compared to US$269.3 million in the second quarter 2021 and US$162.1 million in the third quarter 2020.

Third quarter 2021 diluted earnings per share of US$1.14 increased 44% compared to US$0.79 in the second quarter 2021 and increased 75% compared to US$0.65 in the third quarter 2020. Adjusted diluted earnings per share of US$1.16 in the third quarter 2021 was flat versus US$1.16 in the second quarter 2021 and increased 66% compared to US$0.70 in the third quarter 2020.

Dick Weil, Chief Executive Officer of Janus Henderson Group plc, stated:

“Third quarter financial results were strong with adjusted operating income of US$253.0 million and adjusted diluted EPS of US$1.16 up 56% and 66%, respectively, from one year ago, demonstrating the operating leverage in our business.

“We have made significant progress delivering our strategy of Simple Excellence, which is resulting in momentum building across the business. We have a strong foundation, and the progress we have made allows us to take advantage of trends that our clients are asking us to support them on. We expect this to result in the delivery of growth through organic and inorganic opportunities that accentuate our distribution excellence, our investment expertise and our differentiated operating platform.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, JHG management evaluates the profitability of the Group and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See ‘Reconciliation of non-GAAP financial information’ below for additional information.

	Three months ended
	30 Sep	30 Jun	30 Sep
	2021	2021	2020
GAAP basis:
Revenue	687.4	738.4	568.5
Operating expenses	439.1	513.4	412.0
Operating income	248.3	225.0	156.5
Operating margin	36.1%	30.5%	27.5%
Net income attributable to JHG	196.8	137.3	118.9
Diluted earnings per share	1.14	0.79	0.65

Adjusted basis:
Revenue	545.3	603.6	449.7
Operating expenses	292.3	334.3	287.6
Operating income	253.0	269.3	162.1
Operating margin	46.4%	44.6%	36.0%
Net income attributable to JHG	199.5	200.5	129.6
Diluted earnings per share	1.16	1.16	0.70

DIVIDEND AND SHARE BUYBACK

On 27 October 2021, the Board declared a third quarter dividend in respect of the three months ended 30 September 2021 of US$0.38 per share. Shareholders on the register on the record date of 8 November 2021 will be paid the dividend on 24 November 2021. Janus Henderson does not offer a dividend reinvestment plan.

As part of the US$200 million on-market buyback programme approved by the Board in July 2021, JHG purchased approximately 1.8 million of its ordinary shares on the NYSE and its CHESS Depositary Interests (CDIs) on the ASX in the third quarter, for a total outlay of US$75.0 million.

Net tangible assets per share

US$	30 Sep 2021	31 Dec 2020
Net tangible assets / (liabilities) per ordinary share	3.93	3.68

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total Group comparative AUM and flows

	Three months ended
	30 Sep	30 Jun	30 Sep
	2021	2021	2020
Opening AUM	427.6	405.1	336.7
Sales	16.0	18.4	15.8
Redemptions	(21.2)	(20.9)	(18.7)
Net sales / (redemptions)	(5.2)	(2.5)	(2.9)
Market / FX	(3.1)	25.0	24.5
Closing AUM	419.3	427.6	358.3

Quarterly AUM and flows by capability

		Fixed		Quantitative
	Equities	Income	Multi-Asset	Equities	Alternatives	Total
AUM 30 Sep 2020	188.9	75.1	43.6	40.7	10.0	358.3
Sales	10.3	8.7	3.1	0.3	0.8	23.2
Redemptions	(10.4)	(7.5)	(1.9)	(3.7)	(0.8)	(24.3)
Net sales / (redemptions)	(0.1)	1.2	1.2	(3.4)	—	(1.1)
Market / FX	30.6	5.2	3.2	4.7	0.7	44.4
AUM 31 Dec 2020	219.4	81.5	48.0	42.0	10.7	401.6
Sales	10.5	5.9	3.0	0.2	1.1	20.7
Redemptions	(12.0)	(5.5)	(2.2)	(2.3)	(2.0)	(24.0)
Net sales / (redemptions)	(1.5)	0.4	0.8	(2.1)	(0.9)	(3.3)
Market / FX	7.0	(2.4)	0.7	1.4	0.1	6.8
AUM 31 Mar 2021	224.9	79.5	49.5	41.3	9.9	405.1
Sales	8.6	5.9	2.4	0.2	1.3	18.4
Redemptions	(10.5)	(6.0)	(1.9)	(1.5)	(1.0)	(20.9)
Net sales / (redemptions)	(1.9)	(0.1)	0.5	(1.3)	0.3	(2.5)
Market / FX	17.1	1.1	3.2	3.4	0.2	25.0
AUM 30 Jun 2021	240.1	80.5	53.2	43.4	10.4	427.6
Sales	7.5	4.7	2.6	0.1	1.1	16.0
Redemptions	(10.1)	(4.0)	(1.8)	(4.5)	(0.8)	(21.2)
Net sales / (redemptions)	(2.6)	0.7	0.8	(4.4)	0.3	(5.2)
Market / FX	(1.3)	(1.7)	(0.1)	0.1	(0.1)	(3.1)
AUM 30 Sep 2021	236.2	79.5	53.9	39.1	10.6	419.3

Average AUM

	Three months ended
	30 Sep	30 Jun	30 Sep
	2021	2021	2020
Equities	243.5	235.3	188.5
Fixed Income	80.9	80.7	74.8
Multi-Asset	54.9	51.8	42.7
Quantitative Equities	41.9	42.9	40.0
Alternatives	10.7	10.1	10.0
Total	431.9	420.8	356.0

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 30 September 2021)

Capability	1-year	3-year	5-year	10-year
Equities	64%	56%	60%	84%
Fixed Income	98%	96%	96%	99%
Multi-Asset	99%	97%	97%	97%
Quantitative Equities	41%	2%	2%	32%
Alternatives	94%	97%	100%	100%
Total	72%	64%	67%	86%

Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 5% of AUM as at 30 September 2021. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 30 September 2021)

Capability	1-year	3-year	5-year	10-year
Equities	47%	47%	49%	68%
Fixed Income	84%	77%	73%	69%
Multi-Asset	20%	92%	92%	94%
Quantitative Equities	11%	11%	11%	0%
Alternatives	27%	70%	74%	98%
Total	47%	59%	60%	73%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5- and 10-year periods ending 30 September 2021, 46%, 54%, 50% and 61% of the 195, 185, 180 and 150 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2021 Morningstar, Inc. All Rights Reserved.

FOURTH QUARTER AND FULL-YEAR 2021 RESULTS

Janus Henderson intends to publish its fourth quarter and full-year 2021 results on 3 February 2022.

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THIRD QUARTER 2021 RESULTS BRIEFING INFORMATION

Chief Executive Officer Dick Weil and Chief Financial Officer Roger Thompson will present these results on 28 October 2021 on a conference call and webcast to be held at 8am EDT, 1pm BST, 11pm AEDT.

Those wishing to participate should call:

United Kingdom	0800 279 9489 (toll free)
United States	866 270 1533 (toll free)
Australia	1 800 121 301 (toll free)
All other countries	+1 412 317 0797 (this is not toll free)
Conference ID	10160342

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

At 30 September 2021, Janus Henderson had approximately US$419 billion in assets under management, more than 2,000 employees, and offices in 25 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
Jim Kurtz	Stephen Sobey
Co-Head Investor Relations (US) +1 303 336 4529	Head of Media Relations +44 (0)20 7818 2523
jim.kurtz@janushenderson.com	stephen.sobey@janushenderson.com

Melanie Horton	Sarah Johnson
Co-Head Investor Relations (Non-US)	Director, Media Relations & Corp Comms
+44 (0)20 7818 2905	+1 720 364 0708
melanie.horton@janushenderson.com	sarah.johnson@janushenderson.com

Or	United Kingdom: Edelman Smithfield
Latika Shah
Investor Relations	+44 (0)7950 671 948
investor.relations@janushenderson.com	latika.shah@edelmansmithfield.com

Andrew Wilde
+44 (0)7786 022 022
andrew.wilde@edelmansmithfield.com

Asia Pacific: Honner
Craig Morris
+61 2 8248 3757
craig@honner.com.au

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2021	2021	2020
Revenue:
Management fees	564.5	544.1	457.7
Performance fees	0.6	77.4	7.0
Shareowner servicing fees	67.6	64.0	53.7
Other revenue	54.7	52.9	50.1
Total revenue	687.4	738.4	568.5

Operating expenses:
Employee compensation and benefits	166.2	192.4	154.9
Long-term incentive plans	35.0	49.8	42.7
Distribution expenses	142.1	134.8	118.8
Investment administration	13.0	13.1	13.1
Marketing	7.5	6.7	5.3
General, administrative and occupancy	65.5	65.7	65.6
Impairment of goodwill and intangible assets	—	40.8	—
Depreciation and amortisation	9.8	10.1	11.6
Total operating expenses	439.1	513.4	412.0

Operating income	248.3	225.0	156.5

Interest expense	(3.2)	(3.2)	(3.2)
Investment gains, net	4.7	1.8	25.5
Other non-operating income (expense), net	3.6	(2.7)	(0.9)
Income before taxes	253.4	220.9	177.9
Income tax provision	(53.3)	(79.7)	(40.8)
Net income	200.1	141.2	137.1
Net income attributable to noncontrolling interests	(3.3)	(3.9)	(18.2)
Net income attributable to JHG	196.8	137.3	118.9
Less: allocation of earnings to participating stock-based awards	(5.4)	(3.9)	(3.5)
Net income attributable to JHG common shareholders	191.4	133.4	115.4

Basic weighted-average shares outstanding (in millions)	167.1	167.6	178.4
Diluted weighted-average shares outstanding (in millions)	167.8	168.1	178.8

Diluted earnings per share (in US$)	1.14	0.79	0.65

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of US GAAP revenue, operating expenses, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share.

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2021	2021	2020
Reconciliation of revenue to adjusted revenue
Revenue	687.4	738.4	568.5
Management fees[1]	(53.0)	(49.6)	(47.9)
Shareowner servicing fees[1]	(55.4)	(53.1)	(42.8)
Other revenue[1]	(33.7)	(32.1)	(28.1)
Adjusted revenue	545.3	603.6	449.7

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	439.1	513.4	412.0
Employee compensation and benefits[2]	—	—	(0.3)
Long-term incentive plans[2]	0.1	0.1	0.1
Distribution expenses[1]	(142.1)	(134.8)	(118.8)
General, administration and occupancy[2]	(2.9)	(1.7)	(3.5)
Impairment of goodwill and intangible assets[3]	—	(40.8)	—
Depreciation and amortisation[3]	(1.9)	(1.9)	(1.9)
Adjusted operating expenses	292.3	334.3	287.6

Adjusted operating income	253.0	269.3	162.1

Operating margin	36.1%	30.5%	27.5%
Adjusted operating margin	46.4%	44.6%	36.0%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	196.8	137.3	118.9
Employee compensation and benefits[2]	—	—	0.3
Long-term incentive plans[2]	(0.1)	(0.1)	(0.1)
General, administration and occupancy[2]	2.9	1.7	3.5
Impairment of goodwill and intangible assets[3]	—	40.8	—
Depreciation and amortisation[3]	1.9	1.9	1.9
Other non-operating income (expense), net[4]	(1.6)	(1.7)	(0.5)
Income tax benefit (provision)[5]	(0.4)	20.6	5.6
Adjusted net income attributable to JHG	199.5	200.5	129.6
Less: allocation of earnings to participating stock-based awards	(5.5)	(5.7)	(3.8)
Adjusted net income attributable to JHG common shareholders	194.0	194.8	125.8

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	167.8	168.1	178.8
Diluted earnings per share (two class) (in US$)	1.14	0.79	0.65
Adjusted diluted earnings per share (two class) (in US$)	1.16	1.16	0.70

1	JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.

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2	Adjustments primarily represent rent expense for subleased office space. In addition, the adjustment for the three months ended 30 September 2021 includes a one-time charge related to the employee benefits trust. JHG management believes these costs are not representative of the ongoing operations of the Group.
3	Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. Adjustments for the three months ended 30 June 2021 also include impairment charges of certain mutual fund investment management agreements. JHG management believes these non-cash and acquisition-related costs are not representative of the ongoing operations of the Group.
4	Adjustments primarily relate to contingent consideration adjustments associated with prior acquisitions. JHG management believes these costs are not representative of the ongoing operations of the Group.
5	The tax impact of the adjustments is calculated based on the applicable US or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible. Adjustments for the three months ended 30 June 2021 include a non-cash deferred tax expense of US$31.0 million due to the enactment of Finance Act 2021 during the second quarter 2021.

Condensed consolidated balance sheets (unaudited)

	30 Sep	31 Dec
(in US$ millions)	2021	2020
Assets:
Cash and cash equivalents	933.1	1,099.7
Investment securities	445.2	268.1
Property, equipment and software, net	63.7	77.9
Intangible assets and goodwill, net	3,991.7	4,070.2
Assets of consolidated variable interest entities	258.8	226.5
Other assets	1,010.7	948.4
Total assets	6,703.2	6,690.8

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	311.1	313.3
Deferred tax liabilities, net	644.7	627.4
Liabilities of consolidated variable interest entities	2.9	3.2
Other liabilities	937.2	927.3
Redeemable noncontrolling interests	145.1	85.8
Total equity	4,662.2	4,733.8
Total liabilities, redeemable noncontrolling interests and equity	6,703.2	6,690.8

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions)	2021	2021	2020
Cash provided by (used for):
Operating activities	319.4	269.0	183.0
Investing activities	(222.9)	(66.3)	135.0
Financing activities	(112.9)	(62.0)	(291.2)
Effect of exchange rate changes	(16.3)	—	19.3
Net change during period	(32.7)	140.7	46.1

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STATUTORY DISCLOSURES

Associates and joint ventures

At 30 September 2021, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

●	LongTail Alpha LLC ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10-K for the year ended 31 December 2020, on file with the SEC (Commission file no. 001-38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

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FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December  2020 and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission file no. 001-38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

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